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Report From The President

DATE:	February 13, 2019

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 6.90% DIVIDEND FOR THE FOURTH QUARTER OF 2018

I am pleased to announce that, on February 13, 2019, our Board of Directors approved a dividend for the fourth quarter of 2018 of 6.90 percent (annualized). The dollar amount of the dividend will be approximately $101.3 million. The cash dividend will be distributed on February 14, 2019.

We achieved very strong results during 2018, with record core earnings and solid advance demand throughout the year. This consistently strong performance is reflected in our quarterly dividend payments, which total $417.6 million paid from 2018 income – a full-year dividend rate of 6.76 percent. We remain focused on serving as a stable and reliable partner for our members, and we are proud to have provided our members with a strong return on their investment in our cooperative in 2018.

We will publish our 2018 audited financial results in our Form 10-K filing with the Securities and Exchange Commission, which is expected to be filed on or about March 21, 2019.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM